Exhibit 99.1

OMNIQ ANNOUNCES THE ADDITION OF IN CAR FACE DETECTION TO ITS AI MACHINE VISION COMPREHENSIVE SOLUTION

●	Face detection is a critical feature for face recognition, in car detection is an industry known challenge.
●	Following comprehensive tests by a demanding security authority, omniQ’s System outperformed competitors.
●	omniQ is invited to demonstrate the system for border control in North America.
●	System is currently deployed in sensitive areas in the Middle East.
●	omniQ Machine Vision Systems are deployed in the Israel – Jordan Border, California and Texas – Mexico Borders and other worldwide locations.
●	omniQ’s offers a unique, comprehensive AI Machine Vision Solution including:

○	In Car and field Face Detection
○	License Plate Recognition
○	Color recognition
○	Car Make and Model
○	Acceleration and speed detection
○	Crowd measurement

●	omniQ’s AI Homeland Security solutions are actively preventing terror and crimes in sensitive zones in the Middle East, South America, Eastern Asia and the US.
●	omniQ’s AI uses patented Neural Network algorithms that imitate the human brain for pattern recognition enabling smart and quick decision-making.

SALT LAKE CITY, October 12th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced it added in car face detection to its Machine Vision features and following a series of competitive tests by a demanding security authority has been selected to deploy its system with the new critical feature. OMNIQ was invited to demonstrate the new system for border control in North America.

“We are proud that our scientists successfully developed this critical feature for terror and crime prevention, which is essential and needed worldwide. We have a long history of deploying our AI technology to the most sensitive and demanding authorities in the world. With this additional feature, we are offering a comprehensive solution that is found superior and more accurate than competitors. Our systems are currently deployed at many borders including the San Diego- Mexico, Texas-Mexico, Canada-Alaska, Israel-Jordan and in the Far East borders lending further proof that our technology is trusted where it matters most, protecting human beings around the globe. We believe that this new feature will further improve safety and prevent crimes and terror attacks more efficiently and quicker. The momentum in the market acceptance for our AI based solution continues after our recent wins in additional airports and for safety and security” said Shai Lustgarten, CEO of OMNIQ.

OmniQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition enabling smart and quick decision-making. More than 20,000 omniQ AI-based machine vision sensors are installed worldwide, including approximately 8,000 in the U.S. omniQ’s AI based Machine vision capabilities are founded on patented features including vehicle identification by make and color combined with superior accuracy based on sophisticated algorithm and machine learning.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the Ticketless Safe Parking market, forecast to grow to $33.5 billion by 2032 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:
IR@omniq.com